Exhibit 99.1

Docusign Envelope ID: 24F24E87-E49D-4DF4-8737-5616B4075421 IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality Agreement and Mutual Agreement to Arbitrate Claims. Jeffrey E. Eberwein Signature ot .Executive 12/8/2025 Date 4902-9581-1184.2 9 Star Equity Holdings, Inc. Name: Richard K. Coleman, Jr. Title: Chief Operating Officer /s/ Jeffrey E. Eberwein /s/ Richard K. Coleman, Jr.

Exhibit 99.1

STAR EQUITY HOLDINGS, INC.
EXECUTIVE EMPLOYMENT AGREEMENT

This employment agreement (the "Agreement"), by and between Star Equity Holdings, Inc. (previously known as Hudson Global, Inc., the "Company") and Jeffrey E. Eberwein (the "Executive"), is effective as of December 8, 2025.

WHEREAS, the Company and the Executive wish to modify the Executive's prior employment agreement dated as of April 1, 2018 in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the conditions and mutual covenants contained in this Agreement, the parties agree as follows:

1. Employment. During the Term:

(a) The Company will employ the Executive, and the Executive accepts employment with the Company, as the Chief Executive Officer commencing on the Effective Date. The Executive will perform duties normally associated with such positions and/or other duties commensurate with the Executive's position as may be assigned from time to time during the Term as defined in Section 2 below. The Executive shall perform such duties in a manner consistent with applicable laws and regulations, and any code of ethics, compliance manual, employee handbook or other policies and procedures adopted by the Company from time to time and subject to any written directives issued by the Company from time to time (the "Employment Guidelines"). If there is a conflict between this Agreement and the Employment Guidelines, this Agreement will control. The Executive will report to the Company's principal offices in Old Greenwich, CT, USA, unless the Executive and the Company agree in writing to another location.

(b) As of the Effective Date (as defined below), the Executive is a member of Company's Board of Directors (the "Board"). For as long as the Executive shall continue to serve as Chief Executive Officer, he shall stand for re-election as a director at each annual meeting of the Company's stockholders. The Executive's failure to be re-elected to the Board, in and of itself, shall not constitute a termination of this Agreement (and shall not constitute a Termination for Cause or a resignation by the Executive for Good Reason, each as defined in this Agreement), nor shall it entitle the Executive to any severance benefits. Pursuant to the Company's policies, for the duration of this Agreement, the Executive will fulfill his duties as a director without additional compensation. This Agreement shall not in any way be construed or interpreted so as to adversely affect or otherwise impair the right of the Company or the stockholders to remove the Executive from the Company's Board at any time in accordance with the provisions of applicable law or the requirement under the Company's Bylaws that a director who is also an employee of the Company shall cease to be a director on the date such employee's employment by the Company is terminated.

(c) The Executive must acknowledge receipt of the Company's Code of Business Conduct and Ethics (the "Code of Conduct") and confirm that the Executive will comply with the Code of Conduct.

2. Term of Employment. The Executive's employment under this Agreement will commence on December 8, 2025 (the "Effective Date") and will continue until December 31, 2026, subject to earlier termination as provided in Section 7 (the "Term"). This

Agreement and the Term will be automatically renewed and extended for periods of one (1) calendar year unless the Company or the Executive provides written notice no less than sixty (60) days prior to the expiration of the then-current Term of its or the Executive's desire not to renew this Agreement.

3. Scope of Responsibilities and Duties. The Executive agrees to devote the Executive's full business time, attention, efforts and energies in performance of the Executive's duties and responsibilities hereunder. While employed by the Company, the Executive may not engage in any employment other than for the Company, in any conflicting or competing business activities, or have any financial interest, directly or indirectly, in any business competing with the Company or otherwise engaged in the business of the Company or its affiliates. The foregoing does not prevent the Executive from (1) serving on the board of directors of another organization with the written consent of the Board; (2) managing Executive's personal investments, provided that such investments and activities do not materially interfere with the Executive's performance of Executive's duties and responsibilities hereunder; or (3) holding any (i) publicly-traded debt or equity securities that are less than five (5%) percent of any class of the issuer's debt or equity securities and that the Executive acquires through market purchases or (ii) any equity securities of the Company.

4. Compensation and Benefits. The Company will provide the Executive with the following compensation and benefits during the Term:

(a) The Company will pay the Executive a salary of $500,000 on an annualized basis, payable in accordance with the payroll practices of the Company in effect from time to time, and less such taxes and other deductions required by applicable law or authorized by the Executive (as adjusted from time to time, the "Base Salary"). The Executive's Base Salary may be paid, all or in part, in equity, subject to mutual written agreement of the Company and the Executive, upon such terms as the parties shall agree. The Executive's Base Salary may be increased at any time by the Compensation Committee ("Compensation Committee") of the Board , but shall not be decreased during the Term without the consent of Executive, unless such decrease is part of a management-wide reduction in salaries in which the Executive's Base Salary is not reduced a disproportionately greater percentage than other similarly-situated executives at the Company.

(b) The Executive will be entitled to accrue paid vacation at the rate of the greater of (i) four (4) weeks per year, or (ii) the vacation allowance as provided under the Company's then-current vacation plan that applies to similarly situated employees working at the office location at which the Executive is based, provided any change in the vacation allowance is approved by the Board upon recommendation of the Compensation Committee. In addition, the Company will provide the Executive with other benefits of employment offered from time to time to similarly situated employees at the office location at which the Executive is based, provided such benefits are approved by the Board upon recommendation of the Compensation Committee.

(c) The Executive will be eligible for a discretionary bonus, if/as may be determined by the Compensation Committee and/or the Board from time to time.

(d) The Executive will be eligible for an annual Restricted Stock Unit ("RSU") bonus which shall vest in equal amounts (1/3, 1/3, 1/3) on the first, second, and third

anniversaries of the award, in such amount, if any, as may be determined by the Compensation Committee and/or the Board. Such award is contingent on achievement of pre-established performance goals, as determined by the Board, and on Executive's continued employment with the Company through the last day of the fiscal year. For 2026 and later years, the annual award of RSUs shall have a grant date fair value as determined by the Board. Any RSUs shall at all times be governed by terms and conditions of the Company's equity incentive plan and any award agreements issued thereunder pursuant to which the RSUs are granted.

5. Additional Agreements. The Executive's employment hereunder is further contingent upon the Executive's simultaneous execution of the Confidentiality, Non-Solicitation and Work Product Assignment Agreement and Mutual Agreement to Arbitrate Claims, which is attached as Attachment A and forms a part of this Agreement. To the extent there is any conflict between the terms of the Agreement and any of the terms of Attachment A or any other attachment, the terms of the Agreement will control.

6. Representations and Warranties. The Executive represents and warrants as follows:

(a) All information, oral and written, provided by the Executive during the employment process is accurate and true to the best of the Executive's knowledge, and such information does not include any misleading or untrue statement.

(b) To the best of Executive's knowledge, the Executive has never been the subject of any inquiry or investigation or subject to any disciplinary action by any governmental agency, industry or self-regulatory body or any other employer, except as otherwise previously disclosed to the Company.

(c) The execution, delivery and performance of this Agreement by the Executive and the Executive's employment hereunder are not in violation of the terms, including any non-competition, non-disclosure, non-solicitation or confidentiality provisions, of any written or oral agreement, arrangement or understanding to which the Executive is a party or by which the Executive is bound.

(d) The execution, delivery and performance of this Agreement by the Executive and the Executive's employment hereunder are not in violation of any United States federal or state statute, rule, regulation, or other law, or any judgment, decree or order applicable or binding upon the Executive.

7. Termination. This Agreement and the Executive's employment may be terminated prior to the expiration of the Term as follows:

(a) Death. If the Executive dies during the Term, this Agreement shall automatically terminate and the Company shall have no further obligation to the Executive or the Executive's estate, except to pay the Executive's estate (or beneficiary, if applicable) that portion of the Base Salary and other compensation and benefits (including, but not limited to, amounts properly submitted for reimbursement and accrued but unused vacation) earned, but unpaid through the date on which the Executive's death occurs (the "Accrued Amounts"). The Company shall pay these amounts by the earlier of thirty (30) days after the date of death, or the dates that they would otherwise have been paid under this Agreement.

(b) Disability. If the Executive is unable to perform the Executive's essential job duties and responsibilities due to mental or physical disability for a total of twelve (12) weeks, whether consecutive or not, during any rolling twelve (12) month period, the Company may terminate the Executive's employment and this Agreement upon five (5) days' written notice to the Executive. For purposes of this Agreement, the Executive will be considered disabled when the Company, with the advice of a qualified physician, reasonably acceptable to the Executive and the Company, determines that the Executive is physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing the Executive's essential job duties, with or without reasonable accommodations. The Executive shall cooperate with the Company in obtaining the advice of a qualified physician regarding the Executive's condition. In the event of termination pursuant to this Section 7(b), the Company will be relieved of all obligations under this Agreement, provided that the Company will pay to the Executive the Accrued Amounts. The Company shall pay these amounts by the earlier of thirty (30) days after the date of termination of employment, and the dates that they otherwise would have been paid under this Agreement.

(c) Discharge by the Company without Cause or Termination on Expiration or by the Executive for Good Reason. The Company may terminate the Executive and this Agreement at any time during the Term for any reason, including without Cause (as defined in Section 7(e) below), upon sixty (60) days' written notice to the Executive. In addition, the Executive may terminate Executive's employment and this Agreement at any time for Good Reason (as defined below).

Upon termination without Cause or for Good Reason, the Company will have no further liability to the Executive other than to provide the Executive with:

(i) the Accrued Amounts, to be paid by the earlier of thirty (30) days after the date of termination of employment and the dates that they otherwise would have been paid under this Agreement; and

(ii) subject to the Executive's unrevoked execution of a release and waiver agreement and covenant not to sue, substantially in the form attached hereto as Exhibit B (the "Release"), any RSU described in 4(c) for which the performance period has not been completed as of the date of termination shall vest in accordance with any applicable RSU award agreement(s).

For purposes of this Section 7 only, Good Reason shall be defined as: (i) any material changes in the Executive's authority, duties and responsibilities which would result in the Executive no longer being the Chief Executive Officer of the Company, (ii) any material reduction of the Executive's salary, aggregate incentive compensation opportunities or aggregate benefits, unless such changes are part of a leadership-wide reduction in salaries in which the Executive's Base Salary is not reduced a disproportionately greater percentage than other similarly-situated executives at the Company, or (iii) a material breach by the Company of this Agreement. No event or condition described in this Section 7(c) shall constitute Good Reason unless the Executive gives the Company written notice of Executive's intention to terminate Executive's employment for Good Reason and the grounds for such termination within ninety (90) days of the occurrence of such event or the initial existence of such condition and such grounds for termination are not cured by the Company within sixty (60) calendar days of its receipt of such notice.

(d) Termination for Cause. The Company may terminate the Executive's employment and this Agreement at any time during the Term for Cause as defined below. In such case, this Agreement and the Executive's employment shall terminate immediately and the Company shall have no further obligation to the Executive, except that the Company shall pay to the Executive the Accrued Amounts.

(e) Definition of Cause. For purposes of this Agreement, Cause shall be defined as:

(i) the willful failure of the Executive to perform the Executive's duties and obligations in any material respect (other than any failure resulting from Executive's disability), which failure is not cured within thirty (30) days after receipt of written notice thereof, provided that there shall be no obligation to provide any additional written notice if the Executive's failure to perform is repeated and the Executive has previously received one (1) or more written notices;

(ii) intentional acts of dishonesty or willful misconduct by the Executive with respect to the Company;

(iii) arrest or conviction of a felony or violation of any law involving dishonesty, disloyalty, or fraud, or entry of a plea of guilty or *nolo contendere* to such charge;

(iv) repeated refusal to perform reasonable and legal instructions of the Board;

(v) material breach of this Agreement or Attachment A;

(vi) failure to confirm compliance with the Company's Code of Conduct after 10 days' written notice requesting confirmation; or

(vii) a violation of Section 6.

(f) Resignation. Except as otherwise provided in Section 2, the Executive may voluntarily resign from employment at any time during the Term: (i) upon sixty (60) days written notice and in compliance with the provisions of Attachment A; or (ii) immediately in the event the Executive's former employer has formally filed a complaint in court or has formally demanded arbitration, or the Company has determined that the Executive has acted in violation of Section 6, but in compliance with the provisions of Attachment A. In such event, the Company shall be relieved of all its obligations under this Agreement, except that the Company shall pay to the Executive the Accrued Amounts, subject to any irrevocable deferral election then in effect. The Company shall pay these amounts by the earlier of thirty (30) days after the date of termination of employment and the dates that they would otherwise have been paid under this Agreement.

(g) Continuance of Obligations. The Executive remains obligated to comply with the Executive's obligations and duties pursuant to Attachment A despite the termination of this Agreement and the Executive's employment for any reason.

(h) Cooperation. During employment and after the termination of this Agreement and the Executive's employment for any reason, the Executive agrees to reasonably cooperate with and at the request of the Company in the defense or prosecution of any legal matter or claim in which the Company, any of its affiliates, or any of their past or present employees, agents, officers, directors, attorneys, successors or assigns, may be or become involved and which arises or arose during the Executive's employment. The Executive will be reimbursed for any reasonable and pre-approved out-of-pocket expenses incurred thereby. Such cooperation will be without additional compensation if Executive is then employed by the Company and for reasonable mutually agreeable compensation if Executive is not then employed by the Company.

(i) No Disparagement. During employment and after the termination of this Agreement and the Executive's employment for any reason, the Executive agrees that the Executive will not make, issue, or publish any statements (whether, verbally, in writing, online, or anonymously) that are maliciously defamatory or disparaging about the Company or its services in a manner reasonably calculated to harm the Company's reputation and/or disparage the quality of the Company's services and business policies as related to the Company or any of its affiliates, or any of their past or present employees, officers or directors. Nothing in this Section prohibits or restricts Executive from: responding to any inquiry, or providing testimony, about this Agreement or its underlying facts and circumstances by or before any federal or state administrative or regulatory agency or authority; participating in Section 7 activity under the National Labor Relations Act; discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, or from engaging in protected whistleblowing rights.

(j) Directorships. The Executive agrees that the Company may, at any time and for any reason, remove the Executive from any directorship held with any subsidiary of the Company, and such removal will be effective immediately upon written notice to the Executive unless stated otherwise in such notice.

(k) Power of Attorney. The Company may from time to time grant the Executive specific powers of attorney. The Company may at any time revoke the Executive's power of attorney upon written notification to the Executive. Further, upon termination from the Company for any reason all powers of attorney are immediately and automatically revoked.

(l) Administrative Leave. If (i) the Company notifies Executive that he will be terminated without Cause, (ii) the Executive provides notice of his resignation or termination of his employment for Good Reason or (iii) Executive or the Company provides notice of its or the Executive's desire not to renew this Agreement, then the Company may place Executive on administrative leave contemporaneously with or at any time after delivery of such notice. During such administrative leave, the Company shall continue to provide Executive all of the compensation and benefits described in Section 4(c).

8. Indemnification. The Company shall to the fullest extent permitted by the Company's certificate of incorporation and bylaws in effect from time to time, subject to the conditions thereof, indemnify Executive against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceedings against him arising by reason of the fact that Executive is or was an agent or employee of the Company.

9. **Severability**. Whenever possible, each portion, provision or section of this Agreement will be interpreted in such a way as to be effective and valid under applicable law, but if any portion, provision or section of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other portions, provisions or sections. Rather, this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable portion, provision or section had never been contained herein.

10. **Complete Agreement**. This Agreement, including Attachment A, contains the complete agreement and understanding between the parties with respect to the matters covered herein and supersedes and preempts any prior understanding, agreement or representation by or between the parties, written or oral.

11. **Additional Rights and Causes of Action**. This Agreement, including Attachment A, is in addition to and does not in any way waive or detract from any rights or causes of action the Company may have relating to Confidential Information (as defined in Attachment A) or other protectable information or interests under statutory or common law or under any other agreement.

12. **Governing Law**. Notwithstanding principles of conflicts of law of any jurisdiction to the contrary, all terms and provisions of this Agreement are to be construed and governed by the laws of the State of Connecticut without regard to the laws of any other jurisdiction in which the Executive resides or performs any duties hereunder or where any violation of this Agreement occurs.

13. **Successors and Assigns.**

(a) This Agreement will inure to the benefit of and be enforceable by the Company and its successors and assigns. The Executive may not assign the Executive's rights or delegate the Executive's obligations hereunder.

(b) The Company's and Executive's responsibilities under Sections 7, 8, 10, 11, 12, 13, 14, and 15 will survive termination of this Agreement.

14. **Amendment; Waivers**. This Agreement may not be amended unless it is in writing signed by both parties to this Agreement. The waiver by either the Executive or the Company of a breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the breaching party.

15. **Withholding**. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of National Tax Counsel if any question as to the amount or requirement of any such withholding shall arise. In addition, if prior to the date of payment of any amount hereunder, the Federal Insurance Contributions Act ("FICA") tax imposed under Sections 3101, 3121(a) and 3121(v)(2) of the Internal Revenue Code of 1986 (the "Code"), where applicable, becomes due, a payment will be made to the Executive from the cash payments otherwise owing hereunder (without regard to the six-month delay if Executive) equal to the amount needed to pay the Executive's portion of such tax, as well as withholding taxes resulting therefrom

(including the additional taxes attributable to the pyramiding of such distributions and taxes), and any subsequent payment shall be reduced accordingly.

16. Compliance with Code Section 409A.

(a) This Agreement shall be construed, interpreted, and administered in a manner so that the benefits, payments and reimbursements under this Agreement or the plans, policies, or programs referred to in this Agreement that are nonqualified deferred compensation under Code Section 409A will satisfy the requirements of Code Section 409A and will not result in the imposition of additional tax under Code Section 409A.

(b) To the extent that any benefits, payments, and reimbursements under this Agreement or the plans, policies, or programs referred to in this Agreement are nonqualified deferred compensation under Code Section 409A, are paid or provided during the six (6) months after the date of termination of employment, and are paid or provided by virtue of the Executive's termination of employment, the Company shall take the following actions. If the Executive is a specified employee on the date of termination of employment, and to the extent not otherwise provided in this Agreement or the plans, policies, or programs referred to in this Agreement, the Company shall withhold these benefits, payments, and reimbursements from the date of termination of employment through the end of the sixth month after the date of termination of employment (the "Mandatory Holdback Period"). The Company shall pay and provide these benefits, payments, and reimbursements in a single lump sum on the first business day of the seventh (7th) month after the date of termination of employment, or if earlier, no later than thirty days after the date of the Executive's death after the date of termination of employment (the "Mandatory Delayed Payment Date"). If the Company withholds any in-kind benefit or reimbursement during the Mandatory Holdback Period, the Executive may pay the provider of the benefit or service, and receive reimbursement on the Mandatory Delayed Payment Date.

(c) The provisions of this Section 16 control over any conflicting provisions of this Agreement, or the plans, policies, or programs referred to in this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

THE COMPANY AND THE EXECUTIVE ACKNOWLEDGE THAT:

(a) EACH HAS CAREFULLY READ THIS AGREEMENT;

(b) EACH UNDERSTANDS ITS TERMS;

(c) ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN THE COMPANY AND THE EXECUTIVE RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT; AND

(d) EACH HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE OTHER, OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Jeffrey E. Eberwein

Jeffrey Eberwein ____________
Signature of Executive

Star Equity Holdings, Inc.

Richard K Coleman Jr ____________
Name: Richard K. Coleman, Jr.
Title: Chief Operating Officer

Attachment A

CONFIDENTIALITY, NON-SOLICITATION AND WORK PRODUCT ASSIGNMENT AGREEMENT, AND MUTUAL AGREEMENT TO ARBITRATE CLAIMS

As a material inducement to and in consideration of executive's employment by Star Equity Holdings, Inc. and/or its affiliates or successors (individually and collectively, "Star"),[1] Jeffrey E. Eberwein (the "Executive") agrees as follows:

1. **Confidential Information**

1.1 **Definition.**

"Confidential Information" consists of all information or data relating to the business of Star, including but not limited to, business and financial information; new product development and technological data; personnel information and the identities of employees; the identities of clients and suppliers and prospective clients and suppliers; client lists and potential client lists; development, expansion and business strategies, plans and techniques; computer programs, devices, methods, techniques, processes and inventions; research and development activities; trade secrets as defined by applicable law and other materials (whether in written, graphic, audio, visual, electronic or other media, including computer software) developed by or on behalf of Star which is not generally known to the public, which Star has and will take precautions to maintain as confidential, and which derives at least a portion of its value to Star from its confidentiality. Additionally, Confidential Information includes information of any third-party doing business with Star (actively or prospectively) that Star or such third party identifies as being confidential. Confidential Information does not include any information already known to the Executive prior to any discussions with employees or directors of Star or information that is in the public domain or otherwise publicly available (other than as a result of a wrongful act by the Executive or of an agent or other employee of Star about which the Executive knew or should have known).

1.2 **Agreement to Maintain the Confidentiality of Confidential Information.**

The Executive acknowledges that, as a result of Executive's employment by Star, Executive will have access to such Confidential Information and to additional Confidential Information which may be developed in the future. The Executive acknowledges that all Confidential Information is the exclusive property of Star, or in the case of Confidential Information of a third party, of such third party. The Executive agrees to hold all Confidential Information in trust for the benefit of the owner of such Confidential Information. The Executive further agrees that Executive will use Confidential Information for the sole purpose of performing Executive's work for Star, and that during Executive's employment with Star, and at all times after the termination of that employment for any reason, the Executive will not use for Executive's benefit, or the benefit of others, or divulge or convey to any third party any

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[1] Any reference in this Agreement to Star will be a reference also to each of its officers, directors, employees and agents, all subsidiary and affiliated entities, all benefit plans and benefit plans' sponsors and administrators, fiduciaries, affiliates, and all successors and assigns of any of them.

Confidential Information obtained by the Executive during Executive's employment by Star, unless it is pursuant to Star's prior written permission.

1.3 **Return of Property.**

The Executive acknowledges that Executive has not acquired and will not acquire any right, title or interest in any Confidential Information or any portion thereof. The Executive agrees that upon termination of Executive's employment for any reason, Executive will deliver to Star immediately, but in no event later that the last day of Executive's employment, all Confidential Information, as well as all documents, data, computer hardware, computer programs and all other materials, and all copies thereof, including but not limited to copies of data in electronic form such as disks, tape or media cards, that were obtained or made by the Executive during Executive's employment with Star, which contain or relate to Confidential Information and will destroy all electronically stored versions of the foregoing. The Executive retains the right to retrieve and retain personal information.

1.4 **Permitted Disclosures.**

Nothing contained in this Agreement, in any way, restricts or impedes Executive from exercising their protected rights to the extent that such rights cannot be waived by agreement such as lawfully reporting possible violations of any law or regulation, or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, or from responding to or coopering in the investigation by any government agency, including, but not limited to, the Department of Labor, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission, the Department of Justice, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency. Nothing in this Agreement prevents Executive from making other disclosures protected under any whistleblower provisions of law, or from reporting unlawful conduct, or from discussing the terms and conditions of Executive's employment as permitted by Section 7 of the National Labor Relations Act. Executive does not need prior authorization from Employer to make such disclosures, nor to notify Employer of such disclosures. Otherwise, Executive promises and agrees to promptly provide written notice to Employer if Executive will disclose Confidential Information to any entity pursuant to a law/regulation, subpoena, order or investigation, in order to provide Employer sufficient time to attempt to protect the disclosure or its Confidential Information. Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed under seal in a lawsuit or other proceeding. Moreover, if Executive files a lawsuit for retaliation by Employer for reporting a suspected violation of law, he or she may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding; provided, however that Executive: (i) shall file any document containing the trade secret under seal; and (ii) shall not disclose the trade secret, except pursuant to a court order.

2. **Disclosure and Assignment of Inventions and Creative Works.**

The Executive agrees to promptly disclose in writing to Star all inventions, ideas, discoveries, developments, improvements and innovations (collectively "Inventions"), whether or not patentable and all copyrightable works, including but not limited to computer software designs and programs ("Creative Works") conceived, made or developed by the Executive, whether solely or together with others, during the period the Executive is employed by Star. The Executive agrees that all Inventions and all Creative Works, whether or not conceived or made during working hours, that: (a) relate directly to the business of Star or its actual or demonstrably anticipated research or development, or (b) result from the Executive's work for Star, or (c) involve the use of any equipment, supplies, facilities, Confidential Information, or time of Star, are the exclusive property of Star. The Executive hereby assigns and agrees to assign all right, title and interest in and to all such Inventions and Creative Works to Star. The Executive understands that Executive is not required to assign to Star any Invention or Creative Work for which no equipment, supplies, facilities, Confidential Information or time of Star was used, unless such Invention or Creative Work relates directly to Star's business or actual or demonstrably anticipated research and development, or results from any work performed by the Executive for Star.

3. **Future Restrictions and Notice.**

3.1 **Non-Solicitation of Clients.**

During the period of the Executive's employment with Star and for a period of one year from the date of termination of such employment for any reason, the Executive agrees that Executive will not, directly or indirectly, for the Executive's benefit or on behalf of any person, corporation, partnership or entity whatsoever, call on, solicit, perform services for, interfere with or endeavor to entice away from Star any client to whom Executive provides services at any time during the 12 month period preceding the date of termination of the Executive's employment with Star, or any prospective client to whom Executive had made a presentation at any time during the 12 month period preceding the date of termination of Executive's employment with Star; provided, however, that this Section 3.1 shall not preclude the Executive from providing services to any such client or prospective client that are beyond the scope of the services that Star provides to its clients.

3.2 **Non-Solicitation of Employees.**

For a period of one year after the date of termination of Executive's employment with Star for any reason, the Executive agrees that Executive will not, directly or indirectly, for the Executive's benefit or on behalf of any person, corporation, partnership or entity whatsoever, hire, attempt to hire, solicit for employment or encourage the departure of any employee of Star, to leave employment with Star, or any individual who was employed by Star as of the last day of the Executive's employment with Star.

3.3 **Tolling.**

To the extent permitted by applicable law, in the event that Employee violates any of the provisions of this Agreement, the obligations contained in those provisions will run from the date on which Employee ceased to be in violation of any such provision.

3.4 **Notice to New Employer.**

For a period of one year after the date of termination of Executive's employment with Star for any reason, the Executive agrees that Executive will bring the terms of this agreement to the attention of Executive's new employer.

4. **Agreement to Arbitrate.**

4.1 **Acknowledgment.**

Star and the Executive (together the "Parties") further recognize that differences may arise between either of them after or during Executive's employment with Star.

The Parties understand and agree that by entering into this agreement to arbitrate claims, each anticipates gaining the benefit of arbitration as a speedy, impartial dispute-resolution procedure, and understands and agrees that both are voluntarily consenting to forego other types of litigation, except as specifically listed below in Section 4.3. Executive acknowledges that Executive's agreement to submit to arbitration as described in this Agreement is in consideration of and is a material inducement to Executive's employment by Star.

4.2 **Claims Covered by this Agreement.**

Star and Executive mutually consent to the resolution by arbitration of all claims or controversies (tort, contract or statutory), whether or not arising out of Executive's employment (or its termination), that Star may have against Executive or that Executive may have against Star ("claims"). The claims covered by this Agreement include, but are not limited to, claims for wages, bonuses, overtime pay, or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims, including but not limited to, defamation, wrongful termination, invasion of privacy and intentional infliction of emotional distress; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, or medical condition or disability), harassment and/or retaliation; claims for benefits or the monetary equivalent of benefits (except where an employee benefit or pension plan specifies that its claims procedure is subject to an arbitration procedure different from this one); and claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except claims excluded in the following Section 4.3.

4.3 **Claims Not Covered by the Agreement.**

Claims not covered by this Agreement include claims that Executive may have now or in the future for workers' compensation or unemployment benefits. Also not covered are claims by Star based on criminal acts of Executive, and claims for injunctive or other equitable relief for: (a) breach or threatened breach of any non-solicitation, confidentiality and/or patent or invention assignment agreements; (b) unfair competition; or (c) the misappropriation, use and/or unauthorized disclosure of trade secrets or confidential information, as to each of which Executive understands and agrees that Star may immediately seek and obtain relief from a court of competent jurisdiction. Employee may seek a declaratory judgment from a court of competent jurisdiction with regard to any claims or allegations relating to the (a) breach or threatened breach of any non-solicitation, confidentiality, and/or

patent or invention assignment agreements, (b) unfair competition; or (c) the misappropriation, use and/or unauthorized disclosure of trade secrets or confidential information.

4.4 **Class, Collective, and/or Representative Action Waiver.**

Except as otherwise required under applicable law, the Company and the Executive agree and waive any right for any claims to be brought, decided, or arbitrated as a class, collective, and/or representative action, and the Company and the Executive will not join (and may be excluded from) any such class, collective, and/or representative action, nor seek to represent the interests of any other person. The Company and the Executive hereby waive any right to receive money or any other relief from any class, collective, and/or representative action pertaining to any claims, and any arbitrator under this Agreement is without authority or jurisdiction to arbitrate or compel any such class, collective, or representative action, or to combine more than one individual's claim or claims into a single case except as provided for herein.

Notwithstanding any other clause contained in this Agreement, this Section 4.4 shall not be severable from this Agreement and any arbitrator under this Agreement is without authority or jurisdiction to modify or refuse to enforce this term. The Company will not interfere with rights available under Section 7 of the National Labor Relations Act, however the Company may lawfully seek enforcement of this Agreement and this Class, Collective, and/or Representative Action Waiver pursuant to the Federal Arbitration Act and seek dismissal of such class, collective, and/or representative actions and/or claims.

To the extent that any charge is filed under the National Labor Relations Act with regard to this Section 4.4, the Company and the Executive expressly agree that such claims will be stayed (i.e., put on hold) for the duration of any other related claim.

4.5 **Arbitration Procedures.**

Star and Executive agree that, except as provided in this Agreement, any arbitration shall be in accordance with the then-current employment dispute rules of the American Arbitration Association ("AAA").

The arbitrator shall render a written award and opinion in the form typically rendered in arbitrations. The award shall be final and binding.

4.6 **Arbitration Fees and Costs.**

Star will pay the reasonable fees and costs of the arbitrator. Star and Executive will each pay its and Executive's costs and attorneys' fees, if any. However, if either Party prevails on a statutory claim that affords the prevailing party attorneys' fees, the arbitrator may award reasonable fees to the prevailing Party.

4.7 **Requirements for Modification or Revocation.**

This Agreement to arbitrate shall survive the termination of Executive's employment. It may only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement.

4.8 **Sole and Entire Agreement.**

This is the complete agreement of the parties on the subject of arbitration of disputes except for any arbitration agreement in connection with any pension or benefit plan. This Agreement supersedes any prior or contemporaneous oral or written understanding on the subject, not including the Executive's Employment Agreement with Star, into which this Agreement is incorporated. Executive is not relying on any representations, oral or written, on the subject of the effect, enforceability or meaning of this Agreement, except as specifically set forth in this Agreement.

4.9 **Construction.**

If any provision, portion or section of this Agreement is judged to be void or otherwise unenforceable, in whole or in part, such judgment will not affect the validity of the remainder of this Agreement.

4.10 **Not an Employment Agreement.**

This Agreement is not, and shall not be construed to create, any contract of employment or guarantee of employment for any specific time or under any specific terms or conditions, express or implied.

5. **Miscellaneous**

5.1 **Enforcement.**

If, at the time of enforcement of this Agreement, a court holds that any of the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area deemed reasonable under such circumstances will be substituted for the stated period, scope or area as contained in this Agreement. Because money damages may be an inadequate remedy for any breach of the Executive's obligations under this Agreement, in the event the Executive breaches or threatens to breach this Agreement, Star, or any successors or assigns, may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance, or injunctive or other equitable relief in order to enforce or prevent any violations of this Agreement.

5.2 **Reformation and/or Severability.**

Where allowed by applicable law, if a court determines that any provision of this Agreement contains an invalid or unenforceable restriction, the court is requested and authorized to revise such provision to include the maximum restriction allowed under applicable law. If any provision in this Agreement is determined to be in violation of any law, rule, or regulation or otherwise unenforceable, such determination shall not affect the validity of any other provision of this Agreement, and such other provisions shall remain in full force and effect. Each provision of this Agreement and part thereof is severable from every other provision and constitutes a separate and distinct covenant.

5.3 **Additional Rights and Causes of Action.**

This Agreement is in addition to and does not in any way waive or detract from any rights or causes of action Star or Executive may have relating to Confidential Information or other protectable information or interests under statutory or common law or under any other agreement.

5.4 **Governing Law.**

Notwithstanding principles of conflicts of law of any jurisdiction to the contrary, all terms and provisions to this Agreement are to be construed and governed by the laws of the State of Connecticut without regard to the laws of any other jurisdiction wherein the Executive resides or performs any duties hereunder or where any violation of this Agreement occurs. Any arbitration or mediation will take place in the City of New York, New York. The venue for any litigation permitted by this Agreement will be the state courts located in the City of New York, New York or the United States District Court for the Southern District of New York.

5.5 **Successors and Assigns.**

The Agreement will inure to the benefit of and be enforceable by Star and its successors and assigns. The Executive may not assign the Executive's rights or delegate the Executive's obligations hereunder.

5.6 **Amendment; Waiver.**

This Agreement may not be amended unless it is in writing signed by both parties to this Agreement. The waiver by either the Executive or Star of a breach by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the breaching party.

STAR AND EXECUTIVE ACKNOWLEDGE THAT:

(a) EACH HAS CAREFULLY READ THIS AGREEMENT;

(b) EACH UNDERSTANDS ITS TERMS;

(c) ALL UNDERSTANDINGS AND AGREEMENTS BETWEEN STAR AND EXECUTIVE RELATING TO THE SUBJECTS COVERED IN THE AGREEMENT ARE CONTAINED IN IT; AND

(d) EACH HAS ENTERED INTO THIS AGREEMENT VOLUNTARILY AND NOT IN RELIANCE ON ANY PROMISES OR REPRESENTATIONS BY THE OTHER, OTHER THAN THOSE CONTAINED IN THIS AGREEMENT ITSELF.

EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS BEEN GIVEN SUFFICIENT TIME AND OPPORTUNITY TO CONSIDER WHETHER TO SIGN THIS AGREEMENT AND EXECUTIVE HAS NOT BEEN FORCED OR COERCED INTO SIGNING THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality Agreement and Mutual Agreement to Arbitrate Claims.

Jeffrey E. Eberwein	**Star Equity Holdings, Inc.**
/s/ Jeffrey E. Eberwein	/s/ Richard K. Coleman, Jr.
Signature of Executive	Name: Richard K. Coleman, Jr. Title: Chief Operating Officer
12/8/2025	
Date	